     PRICING SUPPLEMENT NO. 36                               Rule 424(b)(3)
     DATED:  November 1, 1995                             File No. 33-60065
     (To Prospectus dated July 28, 1995
     and Prospectus Supplement dated July 28, 1995)


                               $2,399,571,350
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes Book Entry Notes
 $40,000,000                  [x]                 [x]

 Original Issue Date:         Fixed Rate Notes    Certificated Notes
 11/03/95                     [_]                 [_]

 Maturity Date: 11/04/96

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:


                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

 Applicable Only to Fixed Rate Notes:
 -----------------------------------

 Interest Rate:

 Applicable Only to Floating Rate Notes:
 --------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [_]  Treasury Rate                    Interest Reset Period: Daily

 [_]  LIBOR                            Interest Payment Date(s): **

 [x]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  N/A

 Spread (plus or minus): -2.84%


-------------------------
*    Daily on each Business Day.

**   02/05/96, 05/06/96, 08/05/96 and 11/04/96.

***  The Prime Rate as of November 3, 1995 minus 284 basis points.

The distribution of Notes will conform to the requirements set forth in the applicable sections of Schedule E to the By-laws of the National
Association of Securities Dealers, Inc.


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